 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-I/A, Amendment No. [2], of our report dated April 21, 2026, relating to the financial statements of Pharmaceutical Resource Technology, Inc. as of December 31, 2025 and 2024, and for the years then ended.

We also consent to the reference to our firm under the heading "Interest of Named Experts and Counsel." in such Registration Statement.

FORTUNE CPA, INC.

PCAOB ID: 6901

/s/ FORTUNE CPA, INC

Orange, California

April 21, 2026